EXHIBIT 1

               Consent of Morgan Grenfell Asset Management Limited


          The undersigned agrees that the Schedule 13G executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  April 29, 1998



                                        MORGAN GRENFELL ASSET MANAGEMENT LIMITED



                                        By: /s/ Andrew Hume
                                           ----------------
                                           Name:   Andrew Hume
                                           Title:  Senior Associate Director

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                                                                       EXHIBIT 2

            Consent of Morgan Grenfell Investment Management Limited


          The undersigned agrees that the Schedule 13G executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  April 29, 1998



                                        MORGAN  GRENFELL  INVESTMENT  MANAGEMENT
                                        LIMITED



                                        By: /s/ Andrew Hume
                                           ----------------
                                           Name:   Andrew Hume
                                           Title:  Senior Associate Director